Exhibit 21





                Hannaford Bros. Co. Parents and Subsidiaries


                                                                Percentage
                                                 State          of Voting
                                                   of           Securities
     Registrant                              Incorporation         Owned

Hannaford Bros. Co.                               Maine

     Subsidiaries (1)

Athenian Real Estate Development, Inc.          Virginia        100.00%(2)
Boney Wilson & Sons, Inc.                    North Carolina     100.00%(2)
Hannaford Trucking Company                        Maine         100.00%(2)
HHR, Inc.                                    Massachusetts      100.00%(2)
Martin's Foods of South Burlington, Inc.         Vermont        100.00%(2)
Plain Street Properties, Inc.                     Maine         100.00%(2)
Progressive Distributors, Inc.                    Maine         100.00%(2)
Shop 'n Save-Mass., Inc.                     Massachusetts      100.00%(2)


     (1) Each of the subsidiaries is included in the consolidated financial statements of the Registrant.

     (2) Percentage of voting securities shown is that owned by the Registrant.